Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Second Amended and Restated Credit Agreement (this “Second Amendment”) is made as of October 20, 2014, by and among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Chelsea LLC”), GLP FINANCE CORP., a Delaware corporation (“Finance”), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company (“GEM”), GLOBAL ENERGY MARKETING II LLC, a Delaware limited liability company (“GEM II”),  GLOBAL CNG LLC, a Delaware limited liability company (“CNG”), ALLIANCE ENERGY LLC, a Massachusetts limited liability company (“Alliance”) and CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company (“Cascade” and, collectively with OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, GEM II, CNG and Alliance, the “Borrowers” and each individually, a “Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), each “Lender” (as such term is defined in the Credit Agreement referred to below) (collectively, the “Lenders” and each individually, a “Lender”) party hereto, and Bank of America, N.A. as Administrative Agent (as such term is defined in the Credit Agreement), amending certain provisions of that certain Second Amended and Restated Credit Agreement dated as of December 16, 2013 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the MLP, the Lenders, the Administrative Agent, Swing Line Lender, the L/C Issuer, the Alternative Currency Fronting Lender, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. as Co-Syndication Agents and RBS Citizens NA and Societe Generale, as Co-Documentation Agents.  Capitalized terms used herein without definition and which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, Montello is contemplating acquiring 100% of the Equity Interests of Warren Equities, Inc., a Delaware corporation (“Warren”) from The Warren Alpert Foundation, a Delaware nonstock corporation (the “Warren Seller”) for an aggregate purchase price of not more than $395,000,000 (which amount includes any closing adjustments under the Warren Purchase Agreement (as hereinafter defined)) (the “Proposed Warren Acquisition”) pursuant to, and in accordance with, the terms of that certain Stock Purchase Agreement dated as of October 3, 2014 by and between Montello, the Warren Seller, Warren and, solely with respect to Section 10.20 and the other provisions in Article 10 related thereto, the MLP as the “Buyer Guarantor” (as defined therein), as the same may be amended (the “Warren Purchase Agreement”);

WHEREAS, in connection with the Proposed Warren Acquisition, the Borrowers have requested, in accordance with Section 2.13 of the Credit Agreement, an increase in the Aggregate Revolver Commitment of up to $150,000,000, with such increase (which will be in an amount of either $75,000,000 or $150,000,000, such definitive amount to be selected by the Borrowers) to be effective, so long as the Increase Termination Date (as hereinafter defined) has not occurred, one Business Day after receipt by the Administrative Agent of a written notice from the Borrowers specifying that the Borrowers have elected to increase the Aggregate Revolver Commitment in accordance with the terms of this Second Amendment, which notice shall specify whether such increase is in the amount of $75,000,000 or $150,000,000 (and any failure to so specify shall be deemed an election by the Borrowers to increase in the amount of $150,000,000) and payment by the Borrowers of the fees contemplated in the Fee Letter (as hereinafter defined) and any applicable Ticking Fee (as hereinafter defined) (such date being the “Accordion Increase Date”), and certain of the Lenders have agreed to increase such Lender’s Revolver Commitment on the Accordion Increase Date by the amounts set forth on Exhibit A hereto; and

WHEREAS, the Loan Parties, the requisite Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement and consent to certain modifications to the existing provisions of the Credit Agreement, all as provided more fully herein below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Consent To Modifications to Exercising of Accordion.  Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, the provisions of Section 2.13 thereof), the parties hereto hereby agree that (a) the Borrowers have requested an increase in the Aggregate Revolver Commitment in an amount of up to $150,000,000, such increase to be effective on the Accordion Increase Date (such an increase being hereinafter referred to as the “Accordion Increase”); (b) by their signature below, each Lender identified on Exhibit A attached hereto (an “Increasing Lender”) has committed to increase its respective Revolver Commitment by the amount set forth on Exhibit A (such amount for each Increasing Lender, such Increasing Lender’s “Committed Amount”) on the Accordion Increase Date; (c) in order to effect the increase in the Aggregate Revolver Commitment contemplated hereby, the Borrowers shall have complied with the notice provisions set forth in the second WHEREAS clause of this Second Amendment and shall have delivered to the Administrative Agent and made available to the Lenders all flood compliance documentation required by applicable law; (d) to the extent the Borrowers effect the increase in the Aggregate Revolver Commitment and elect to increase such amount by $150,000,000, then each Lender’s Committed Amount shall be the amount (and only the amount) set forth on Exhibit A under the heading “Borrowers Elect $150,000,000 Increase” and the Increasing Lenders shall be deemed to have committed such amounts; (e) to the extent the Borrowers effect the increase in the Aggregate Revolver Commitment and elect to increase such amount by $75,000,000, then each Lender’s Committed Amount shall be the amount (and only the amount) set forth on Exhibit A under the heading “Borrowers Elect $75,000,000 Increase” and the Increasing Lenders shall be deemed to have committed only such amounts; (f) to the extent the Accordion Increase Date does not occur by the earliest to occur of (x) the date on which the Proposed Warren Acquisition is consummated; (y) the date on which the Borrowers have notified the Administrative Agent that the Proposed Warren Acquisition will not be consummated; and (z) February 15, 2015 (such earliest date being the “Increase Termination Date”), then, effective on such Increase Termination Date, each such Increasing Lender’s commitment to increase its respective Revolver Commitment with respect to the Accordion Increase shall automatically terminate on such date and be permanently reduced to zero; (g) to the extent the Accordion Increase Date occurs on or prior to the Increase Termination Date, then on the Accordion Increase Date, Schedule 2.01 to the Credit Agreement shall be automatically updated to give effect to the increase in the Aggregate Revolver Commitment; (h) to the extent that neither the Increase Termination Date nor the

Accordion Increase Date has occurred by January 15, 2015 then on the earliest to occur of (x) the date on which the Proposed Warren Acquisition is consummated; (y) the Accordion Increase Date and (z) the Increase Termination Date (solely to the extent the Increase Termination Date had not occurred by January 15, 2015) (such earliest date, the “Ticking Fee Payment Date”), the Borrowers shall pay to the Administrative Agent, for the pro rata accounts of the Increasing Lenders, on the Ticking Fee Payment Date, an annualized ticking fee of fifty (50) basis points on the Committed Amount (which, for purposes of determining the ticking fee, shall be based on an aggregate Committed Amount of $150,000,000, notwithstanding that the Borrowers may ultimately elect an Accordion Increase in an amount of $75,000,000)  for the period of January 15, 2015 through the Ticking Fee Payment Date and the failure of the Borrowers to pay such ticking fee on the Ticking Fee Payment Date shall constitute an immediate Event of Default under the Credit Agreement; and (i) to the extent the Accordion Increase Date occurs prior to the Increase Termination Date, the Borrowers shall pay to the Administrative Agent for the account of each Increasing Lender an upfront fee as contemplated in a certain fee letter dated as of the date hereof by and between the Administrative Agent and the Borrowers (the “Fee Letter”), with the failure to pay such fee at the times required under the Fee Letter constituting an immediate Event of Default under the Credit Agreement.

§2.  Amendment to Section 1 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Assignment and Assumption”,  “Combined EBITDA”, “Eurocurrency Rate”, “Loan Notice”, “Responsible Officer”, “Sanctions”, “Subsidiary” and Swing Line Loan Notice” in their entirety and restating each such definition as follows:

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Combined EBITDA” means for any period, for each applicable Loan Party and its Subsidiaries on a combined basis, an amount equal to Combined Net Income for such period plus (a) the following to the extent deducted in calculating such Combined Net Income: (i) Combined Total Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such applicable Loan Party and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the applicable Loan Parties and their Subsidiaries reducing such Combined Net Income which do not represent a cash item in such period or any future period, (v) any equity losses in respect of unconsolidated affiliates; and (vi) without duplication, cash distributions received by any Loan Party from joint ventures (including, without limitation, any Non-Wholly Owned JV) and minus (b) the following to the extent included in calculating such Combined Net Income: (i) Federal, state, local and foreign income tax credits of the applicable Loan Parties and their Subsidiaries for such period, (ii) all nonrecurring non-cash items increasing Combined Net Income for such period and (iii) any equity earnings in respect of unconsolidated affiliates, provided, however, notwithstanding anything to the contrary contained herein, any gains or losses from any Dispositions shall be excluded from the calculation of Combined EBITDA.  For purposes of calculating Combined EBITDA for purposes of calculating the Combined Interest Coverage Ratio, the Combined Total Leverage Ratio or the Combined Senior Secured Leverage Ratio for any period in which (1) a Permitted Acquisition other than the Warren Acquisition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to the consummation of such Permitted Acquisition, on a pro forma basis as if such Permitted Acquisition had occurred on the first date of the test period; and (2) the Warren Acquisition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects, after consultation with the Lenders, to give effect to the consummation of the Warren Acquisition, on a pro forma basis as if the Warren Acquisition had occurred on the first date of the test period, including until twelve (12) full fiscal months have elapsed from the Warren Acquisition Closing Date by calculating the EBITDA attributable to Warren for each monthly period included in the test period that occurred prior to the Warren Acquisition Closing Date by reference to a monthly EBITDA amount.

“Eurocurrency Rate” means:

(a)                                 With respect to any Credit Extension:

(i)  denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)  denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(b)                                 for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that (x) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; (y) to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (z) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or Cost of Funds Rate Loans, as the case may be, pursuant to Section 2.02(a),  shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

“Responsible Officer” means the chief executive officer, chief operating officer, chief accounting officer, president, executive vice president, chief financial officer, treasurer, assistant treasurer, secretary or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (the “Sanctions Authorities”).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.  Notwithstanding the foregoing, no Non-Wholly Owned JV shall be considered a

Subsidiary of any Loan Party for purposes of this Agreement and the other Loan Documents.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04A(b), which shall be substantially in the form of Exhibit A-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

(b)                                 Section 1.01 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Accordion Increase” has the meaning set forth in the Second Amendment.

“Accordion Increase Date” has the meaning set forth in the Second Amendment.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Non-Wholly Owned JV” means any joint venture entity in which a Loan Party owns more than 50% of the Equity Interests in such entity but less than 100% of the Equity Interests in such entity.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of October 20, 2014 among the Borrowers, the Lenders party thereto, the Administrative Agent and certain other parties thereto.

“Second Amendment Effective Date” means October 20, 2014.

“Warren” means Warren Equities, Inc., a Delaware corporation.

“Warren Acquisition” means the acquisition by Montello of 100% of the Equity Interests of Warren on the Warren Acquisition Closing Date pursuant to the terms of the Warren Purchase Agreement.

“Warren Acquisition Closing Date” means the date on which the Warren Acquisition is consummated.

“Warren Purchase Agreement” means that certain Stock Purchase Agreement dated as of October 3, 2014 by and among the Warren Seller, Montello and the other parties thereto, as amended from time to time.

“Warren Seller” means The Warren Alpert Foundation, a Delaware nonstock corporation.

§3.  Amendments to Article II of the Credit Agreement.  Article II of the Credit Agreement is hereby amended as follows:

(a)                                 Section 2.02(a) of the Credit Agreement is hereby amended by deleting Section 2.02(a) in its entirety and restating it as follows:

(a)                                 Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans and Cost of Funds Rate Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided, that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice.  Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in the Alternative Currency, and (iii) on the requested date of any Committed Borrowing or continuation of a Base Rate Committed Loan and Cost of Funds Rate Loans or conversion of Base Rate Committed Loans or Eurocurrency Rate Loans denominated in Dollars to Cost of Funds Rate Loans.  Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04A(c), each Committed Borrowing of or conversion to Cost of Funds Rate Loans or Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice shall specify (i) whether the Borrowers are requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Cost of Funds Rate Loans, (ii) if the Borrowers are requesting a Borrowing, whether such Borrower is of a WC Loan or a Revolver Loan and, in the case of a Revolver Loan, whether any of the proceeds are going to be used to finance general corporate purposes, (iii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Committed Loans to be borrowed, converted or continued, (v) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto, and (vii) the currency of the Committed Loans to be borrowed.  If the Borrowers fail to specify a currency in a Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars.  If the Borrowers fails to specify a Type of Committed Loan in a Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Committed Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in the Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month.  Any automatic conversion to Base Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or Cost of Funds Rate Loans, as the case may be.  If the Borrowers request a Committed Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b)                                 Section 2.04A(b) of the Credit Agreement is hereby amended by deleting Section 2.04A(b) in its entirety and restating it as follows:

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Notice; provided, that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:30 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 4:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04A(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:30 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at their office by crediting the account of the Borrowers on the books of the Swing Line Lender in Same Day Funds.

(c)                                  Section 2.04(a)(i) of the Credit Agreement is hereby amended by deleting the words “such notice must be received by the Administrative Agent not later than 11:00 a.m.” which appear in Section 2.04(a)(i) and substituting in place thereof the words “ such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m.”

(d)                                 Section 2.13(a) of the Credit Agreement is hereby amended by deleting Section 2.13(a) in its entirety and restating it as follows:

(a)                                 Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time, request an increase in the Aggregate WC Commitments or the Aggregate Revolver Commitments, or both, by an amount (for all such requests, including, to the extent applicable, the Accordion Increase made effective on the Accordion Increase Date) not exceeding an aggregate amount equal to the sum of (a) $300,000,000 plus (b) the aggregate amount of the Accordion Increase, if any, made effective on the Accordion Increase Date; provided, that (i) any such request shall specify whether such request is for an increase in the Aggregate WC Commitment, the Aggregate Revolver Commitment or both (and, if both, the allocation between the two); and (ii) any such request for an increase shall be in a minimum amount of $25,000,000.  At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Lenders).

§4.  Amendment to Section 3.01 of the Credit Agreement.  Section 3.01(e)(ii)(D) of the Credit Agreement is hereby amended by inserting immediately at the end of the text of Section 3.01(e)(ii)(D) the following additional sentence:  “For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

§5.  Amendments to Article V of the Credit Agreement.  Article V of the Credit Agreement is hereby amended as follows:

(a)                                 Section 5.22 of the Credit Agreement is hereby amended by deleting Section 5.22 in its entirety and restating it as follows:

5.22  Bank Accounts.  The Perfection Certificate of each Loan Party sets forth the account numbers and locations of all securities accounts, deposit accounts and other bank accounts of each such Loan Party, other than (a) other securities accounts, deposit accounts and other bank accounts established by a Loan Party after the date of the applicable Perfection Certificate and where such Loan Party provided the Administrative Agent with prior written notice of the establishment of such account and took all appropriate actions required, or which were requested by the Administrative Agent, to perfect the Administrative Agent’s security interest in such account and (b) other deposit accounts established by a Loan Party after the date hereof in connection with a

Receivables Sales Agreement entered into in compliance with Section 7.05(h) hereof for the sole purposes of collecting proceeds from Accounts Receivable sold to an AR Buyer under such Receivables Sales Agreement.

(b)                                 Section 5.24 of the Credit Agreement is hereby amended by inserting immediately after the end of the text of Section 5.24(c) the following new paragraphs:

(d)                                 Neither any Loan Party, nor any of its Subsidiaries, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Loan Party or any Subsidiary of a Loan Party located, organized or resident in a Designated Jurisdiction.

(e)                                  The Loan Parties and their Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

§6.  Amendments to Article VI of the Credit Agreement.  Article VI of the Credit Agreement is hereby amended as follows:

(a)                                 Section 6.01(c) of the Credit Agreement is hereby amended by deleting Section 6.01(c) in its entirety and restating it as follows:

(c)                                  concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a management prepared copy of such financial statements which excludes therefrom each Non-Wholly Owned JV as a Person to be combined with the other Loan Parties and setting forth a reconciliation of such statements to the financial statements delivered pursuant to Sections 6.01(a) and 6.01(b).

(b)                                 Section 6.03 of the Credit Agreement is hereby amended by (i) deleting the word “and” which appears at the end of Section 6.03(e), (ii) inserting a semicolon and the word “and” at the end of the text of Section 6.03(f) and inserting the new paragraph (g):

(g)                                  immediately upon a Loan Party becoming aware that the Warren Acquisition will not be consummated.

(c)                                  Section 6.12 of the Credit Agreement is hereby amended by deleting the last sentence of Section 6.12 in its entirety and substituting in place thereof the following sentence:  “In addition, each Loan Party’s deposit accounts (other than payroll accounts) and securities accounts shall be subject to the Administrative Agent’s first priority perfected security interest therein, other than a deposit account established by a Loan Party after the date hereof in connection with a Receivables Sales Agreement entered into in compliance with Section 7.05(h) hereof for the sole purposes of collecting proceeds from Accounts Receivable sold to an AR Buyer under such Receivables Sales Agreement, provided if any such proceeds being deposited into such account remain subject to a Lien in favor of the Administrative Agent, the rights of the

Loan Parties and the Administrative Agent to the portion of such proceeds subject to the Administrative Agent’s Lien shall be subject to the Receivables Intercreditor Agreement.”

(d)                                 Section 6.13 of the Credit Agreement is hereby amended by inserting immediately after the text of Section 6.13(a) the following sentence:  “Notwithstanding anything to the contrary contained in this Section 6.13 or in any of the Loan Documents, the Borrowers shall be required, upon the Warren Acquisition Effective Date, to immediately join Warren as a Borrower hereunder, and any Subsidiary of Warren as a Guarantor hereunder, and shall cause each of Warren and each of its Subsidiaries to execute and deliver to the Administrative Agent such joinder agreements and Loan Documents (including, without limitation, Security Agreements and Mortgages) as well as Title Policies with respect to the Mortgaged Properties and all flood compliance documentation required by applicable laws and regulations (including, without limitation, to the extent any Mortgaged Property is located in a flood zone, satisfactory flood insurance in such amounts as is necessary to comply with all applicable laws and regulations) as the Administrative Agent shall require or deem appropriate (including, without limitation, any document necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in Warren’s and each such Subsidiary’s assets) and cause Warren and each of its Subsidiaries to deliver to the Administrative Agent all documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this sentence), all in form, content and scope reasonably satisfactory to the Administrative Agent, and Schedule 5.13 hereof shall be updated to give effect to any changes resulting from such Warren Acquisition, provided, (a) the Borrowers shall use all reasonable efforts to deliver the Title Policies with respect to the Mortgaged Properties owned by Warren and its Subsidiaries on the Warren Acquisition Closing Date, but to the extent any such Title Policies are not available, then, to the extent of those Title Policies not yet available, the Borrowers shall not be required to deliver such Title Policies until ninety (90) days (or such longer period as consented to by the Administrative Agent) following the Warren Acquisition Closing Date; and (b) the Borrowers shall use all reasonable efforts to deliver to the Administrative Agent and the Lenders flood compliance documentation required by applicable laws and regulations with respect to each location of Warren or any of its Subsidiaries which is expected to become a Mortgaged Property (each, a “Flood Site”) on the Warren Acquisition Closing Date, but to the extent flood compliance documentation required by applicable laws and regulations is not completed for any Flood Site on or prior to the Warren Acquisition Closing Date, subject to the provisions of this clause (b), the Borrowers shall be permitted to consummate the Warren Acquisition notwithstanding the fact that such Flood Site will not be subject to a Mortgage, and a Mortgage will not be required for such Flood Site (and will not be taken for such Flood Site) until the Administrative Agent and the Lenders have received all such flood compliance documentation required by applicable laws and regulations for each such Flood Site, provided, that (i) the Borrowers shall deliver to the Administrative Agent and the Lenders flood compliance documentation required by applicable laws and regulations for each Flood Site, and shall cause each such Flood Site to then become subject to a Mortgage within ninety (90) days (or such longer period as consented to by the Administrative Agent) following the Warren Acquisition Closing Date; and (ii) there shall not be more than ten (10) Flood Sites.

§7.  Amendments to Article VII of the Credit Agreement.  Article VII of the Credit Agreement is hereby amended as follows:

(a)                                 Section 7.02(j) of the Credit Agreement is hereby amended by deleting Section 7.02(j) in its entirety and restating it as follows:

(j)                                    Investments consisting of a Permitted Acquisition, which, for the avoidance of doubt, includes Investments consisting of a Guarantee by a Loan Party of the obligations of another Loan Party to a seller of assets or stock of another Person under any purchase agreement or similar agreement entered into in connection with, or in contemplation of, a Permitted Acquisition, so long as the Loan Party which is the primary obligor thereunder is permitted to enter into such agreement;

(b)                                 Section 7.02(m) of the Credit Agreement is hereby amended by deleting the amount “$5,000,000” which appears in Section 7.02(m) and substituting in place thereof the amount “$50,000,000”.

(c)                                  Section 7.03(b) of the Credit Agreement is hereby amended by deleting Section 7.03(b) in its entirety and restating it as follows:

(b)                                 Indebtedness of a Loan Party in respect of (1) the Senior Unsecured Notes or the Subordinated Debt, and any guarantee obligations of a Loan Party in respect thereof, provided (i) all of the conditions set forth in the definition of “Senior Unsecured Notes” or “Subordinated Debt”, as applicable, have been satisfied at the time of issuance; and (ii) no Default of Event of Default has occurred and is continuing at the time of issuance of such Senior Unsecured Notes or Subordinated Debt, as the case may be, or would exist as a result of such issuance, including, without limitation, with the financial covenants contained herein after giving effect on a pro forma basis to the incurrence of such Indebtedness, and (2) any Indebtedness incurred to refinance, renew, extend or replace such Senior Unsecured Notes or Subordinated Debt, as the case may be, in whole or in part provided that, with respect to any such refinancing, renewal, extension or replacement, (a) the weighted average life to maturity of any such Indebtedness shall not be less than the weighted average life to maturity of then outstanding Credit Agreement Obligations if any, or the Senior Unsecured Notes or Subordinated Debt, as the case may be, as in effect on the date of issuance thereof; (b) the maturity of such Indebtedness shall be no less than six months after the Maturity Date; (c) the aggregate principal amount of such Indebtedness shall not exceed the aggregate principal amount of Indebtedness being so refinanced, renewed, extended or replaced (plus all accrued and unpaid interest thereon and all applicable fees, expenses and prepayment premiums directly related thereto; (d) such Indebtedness remains unsecured; and (e) such Indebtedness meets all of the other criteria set forth in the definition of Senior Unsecured Notes or Subordinated Debt, as applicable;

(d)                                 Section 7.16 of the Credit Agreement is hereby amended by deleting Section 7.16 in its entirety and restating it as follows:

7.16                        Bank Accounts. Either (a) establish any bank account other than (i) those set forth in the applicable Loan Party’s Perfection Certificate without the Administrative Agent’s prior written consent and (ii) other deposit accounts established by a Loan Party after the date hereof in connection with a Receivables Sales Agreement entered into in compliance with Section 7.05(h) hereof for the sole purposes of collecting proceeds from Accounts Receivable sold to an AR Buyer under such Receivables Sales Agreement so long as the provisions of Section 6.12 are complied with (to the extent applicable); (b) violate directly or indirectly any Lock Box Agreement or any control agreement in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders with respect to such account; (c) deposit into any of the payroll accounts set forth in the applicable Loan Party’s Perfection Certificate any amounts in excess of amounts necessary to pay current payroll obligations from such accounts; (d) at any time allow any amount in excess of $150,000 to remain in any of the accounts identified in the applicable Loan Party’s Perfection Certificate as “petty cash” accounts; or (e) allow any collected funds (other than nominal amounts not in excess of $500 and after taking into account any checks which the Loan Parties may have written and mailed or otherwise tendered to the payee thereof) to remain in any account which is not with the Administrative Agent (other than those accounts identified in the applicable Loan Party’s Perfection Certificate as “petty cash” accounts unless the Administrative Agent or the Loan Parties have requested that the amounts in such accounts be transferred to the Lock Box Account or the Operating Account on a weekly or more frequent basis) at the close of business on the day each week (or other, more frequent period requested by the Administrative Agent or any Loan Party) on which amounts in such accounts are to be transferred to the Lock Box Account.

(e)                                  Section 7.17 of the Credit Agreement is hereby amended by deleting Section 7.17 in its entirety and restating it as follows:

7.17                        Sanctions; Anti-Corruption.  (a) Use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions; or (b) directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

§8.  Amendment to Section 8.01 of the Credit Agreement.  Section 8.01 of the Credit Agreement is hereby amended as follows:

(a)                                 Section 8.01(f) of the Credit Agreement is hereby amended by deleting each reference to “the Basin JV” which appears in Section 8.01(f) and substituting in each place thereof the words “any Non-Wholly Owned JV”.

(b)                                 Section 8.01(g) of the Credit Agreement is hereby amended by deleting each reference to “the Basin JV” which appears in Section 8.01(g) and substituting in each place thereof the words “any Non-Wholly Owned JV”.

§9.  Amendments to Article X of the Credit Agreement.  Article X of the Credit Agreement is hereby amended as follows:

(a)                                 Section 10.02(b) of the Credit Agreement is hereby amended by deleting the words “delivered or furnished by electronic communication (including email and Internet or intranet websites)” which appear in the first sentence of Section 10.02(b) and substituting in place thereof the words “delivered or furnished by electronic communication (including email, FpML messaging, and Internet or intranet websites)”.

(b)                                 Section 10.02(c) of the Credit Agreement is hereby amended by deleting the words “any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet” which appear in Section 10.02(c) and substituting in place thereof the words “any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet”.

(c)                                  Section 10.02(e) of the Credit Agreement is hereby amended by deleting the words “(including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices)” which appear in Section 10.02(e) and substituting in place thereof the words “(including telephonic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices)”.

(d)                                 Section 10.17 of the Credit Agreement is hereby amended by deleting Section 10.17 in its entirety and restating it as follows:

10.17                 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

§10.  Conditions to Effectiveness. This Second Amendment will become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)                                 the fully executed original counterparts of this Second Amendment executed by the Loan Parties, the Administrative Agent and the required Lenders;

(b)                                 the fully executed original counterparts of the Fee Letter, executed by the Borrowers and the Administrative Agent;

(c)                                  receipt by the Administrative Agent for the account of each Lender approving this Second Amendment and sending to the Administrative Agent its fully executed and delivered signature page hereto for receipt by the Administrative Agent by not later than 5:00 p.m. (Eastern time) on October 20, 2014, a fee in an amount of 10 basis points on the amount of such Lender’s WC Commitment and Revolver Commitment as in effect on the date hereof (without giving effect to any Committed Amount by an Increasing Lender); and

(d)                                 receipt by the Administrative Agent of a certificate from the Loan Parties certifying (i) that the representations and warranties of the Loan Parties contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this paragraph (d), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.

§11.  Effectiveness of Accordion Increase. The Accordion Increase shall be effective, so long as the Increase Termination Date has not occurred and so long as all flood compliance documentation required by applicable law has been delivered to the Administrative Agent and made available to the Lenders, one Business Day after receipt by the Administrative Agent of a written notice from the Borrowers specifying that the Borrowers have elected to increase the Aggregate Revolver Commitment in accordance with the terms of this Second Amendment, which notice shall specify whether such increase is in the amount of $75,000,000 or $150,000,000 (and any failure to so specify shall be deemed an election by the Borrowers to increase in the amount of $150,000,000) and payment by the Borrowers of the fees contemplated in the Fee Letter and any applicable Ticking Fee.  The Administrative Agent will promptly notify each Lender of the occurrence of the Accordion Increase.  To the extent the Increase Termination Date occurs prior to the Accordion Increase becoming effective, then effective on such Increase Termination Date, each such Increasing Lender’s commitment to increase its respective Revolver Commitment with respect to the Accordion Increase shall automatically terminate on such date and be permanently reduced to zero.

§12.                        Representations and Warranties.  Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Article V of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this Second Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

§13.                        Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Second Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.  This Second Amendment shall constitute a Loan Document.

§14.                        No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Alternative Currency Fronting Lender, the Syndication Agent, the Co-Documentation Agents or the Lenders consequent thereon.

§15.                        Counterparts.  This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

§15.                        Governing Law.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as a document under seal as of the date first above written.

GLOBAL OPERATING LLC
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Daphne H. Foster
Title: Chief Financial Officer

GLOBAL COMPANIES LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Daphne H. Foster
Title: Chief Financial Officer

GLOBAL MONTELLO GROUP CORP.

By:	/s/Daphne H. Foster
Title: Chief Financial Officer

CHELSEA SANDWICH LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Daphne H. Foster
Title: Chief Financial Officer

GLEN HES CORP.

By:	/s/Daphne H. Foster
Title: Chief Financial Officer

GLP FINANCE CORP.

By:	/s/Gregory B. Hanson
Title: Treasurer

GLOBAL ENERGY MARKETING LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Gregory B. Hanson
Title: Treasurer

GLOBAL ENERGY MARKETING II LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Gregory B. Hanson
Title: Treasurer

ALLIANCE ENERGY LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Gregory B. Hanson
Title: Treasurer

CASCADE KELLY HOLDINGS LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Gregory B. Hanson
Title: Treasurer

GLOBAL CNG LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Gregory B. Hanson
Title: Treasurer

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/Gregory B. Hanson
Title: Treasurer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/Liliana Claar

Name:	Liliana Claar

Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jordan Forester

Name:	Jordan Forester

Title:	Assistant Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/Dan Bueno

Name:	Dan Bueno

Title:	Authorized Officer

CITIZENS BANK, N.A., (F/K/A RBS CITIZENS NA), as a Lender

By:	/s/ Jason Upham

Name:	Jason Upham

Title:	Assistant Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/Daniel M. Grondin

Name:	Daniel M. Grondin

Title:	Senior Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Michiel V.M. Van Der Voort

Name:	Michiel V.M. Van Der Voort

Title:	Managing Director

BNP PARIBAS, as a Lender

By:	/s/Matthew L. Rosetti

Name:	Matthew L. Rosetti

Title:	Director

By:	/s/Keith Richards

Name:	Keith Richards

Title:	Director

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH, as a Lender

By:	/s/Chung-Taek Oh

Name:	Chung-Taek Oh

Title:	Executive Director

By:	/s/ Lionel Autret

Name:	Lionel Autret

Title:	Executive Director

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/Matthew L. Davis

Name:	Matthew L. Davis

Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH, as a Lender

By:	/s/Andrew Oram

Name:	Andrew Oram

Title:	Managing Director

SANTANDER BANK, N.A., as a Lender

By:	/s/William Maag

Name:	Willima Maag

Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/Mark Lvoff

Name:	Mark Lvoff

Title:	Managing Director

By:	/s/Zali Win

Name:	Zali Win

Title:	Managing Director

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/David Pershad

Name:	David Pershad

Title:	Managing Director

By:	/s/Alisa Trani

Name:	Alisa Trani

Title:	Director

SUMITOMO MITSUI BANKING CORPORATION, NY BRANCH, as a Lender

By:	/s/James D. Weinstein

Name:	James D. Weinstein

Title:	Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ Chris Chapman

Name:	Chris Chapman

Title:	Director

By:	/s/Shai Bandner

Name:	Shai Bandner

Title:	Vice President

TD BANK, N.A., as a Lender

By:	/s/Vijay Prasad

Name:	Vijay Prasad

Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/Keven D. Smith

Name:	Keven D. Smith

Title:	Senior Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/Ronnie Glenn

Name:	Ronnie Glenn

Title:	Vice President

REGIONS BANK, as a Lender

By:	/s/Richard Kaufman

Name:	Richard Kaufman

Title:	Senior Vice President

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/Scott G. Axelrod

Name:	Scott G. Axelrod

Title:	Vice President

PEOPLE’S UNITED BANK, as a Lender

By:	/s/Michael Foster

Name:	Michael Foster

Title:	Assistant Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/Jared Shaner

Name:	Jared Shaner

Title:	Vice President

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/Carol Carver

Name:	Carol Carver

Title:	Senior Vice President

FIRST NIAGARA BANK, N.A., as a Lender

By:	/s/Robert Dellatorre

Name:	Robert Dellatorre

Title:	Vice President

CADENCE BANK, N.A., as a Lender

By:	/s/Mike Ross

Name:	Mike Ross

Title:	Executive Vice President

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender

By:	/s/Astrid Wilke

Name:	Astrid Wilke

Title:	Group Vice President

By:	/s/Pearl Geffers

Name:	Pearl Geffers

Title:	First Vice President

BLUE HILLS BANK, as a Lender

By:	/s/Kelley Keefe

Name:	Kelley Keefe

Title:	Vice President

CUSTOMERS BANK, as a Lender

By:	/s/James B. Daley

Name:	James B. Daley

Title:	Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a “Guarantor”) hereby acknowledges and consents to the foregoing Second Amendment as of October 20, 2014, and agrees that each of (a) the Second Amended and Restated Guaranty dated as of December 16, 2013 (as amended and in effect from time to time, the “Original Guaranty”) from each of Global Partners LP and Bursaw Oil LLC; and (b) the Guarantee dated as of September 8, 2014 (as amended and in effect from time to time, the “Canada Guaranty”) from Global Partners Energy Canada ULC remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder and under each of the other Loan Documents to which such Guarantor is a party. Notwithstanding anything to the contrary contained herein, the parties thereto hereby acknowledge, agree and confirm that as of the date hereof, each of the Original Guaranty and the Canada Guaranty remains in full force and effect.

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/Daphne H. Foster
Title: Chief Financial Officer

BURSAW OIL LLC
By: Alliance Energy LLC, its sole member
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Daphne H. Foster
Title: Chief Financial Officer

GLOBAL PARTNERS ENERGY CANADA ULC

By:	/s/Daphne H. Foster
Title: Chief Financial Officer

Exhibit A

Increasing Lender	Committed Amount if Borrowers Elect $150,000,000 Increase	Committed Amount if Borrowers Elect $75,000,000 Increase

Customers Bank	$14,400,000	$7,200,000

Bank of America, N.A.	$11,600,000	$5,800,000

BNP Paribas	$11,600,000	$5,800,000

Citizens Bank, N.A.	$11,600,000	$5,800,000

JP Morgan Chase Bank, N.A.	$11,600,000	$5,800,000

Societe Generale	$11,600,000	$5,800,000

The Bank of Tokyo-Mitsubishi UFJ, Ltd. NY Branch	$11,600,000	$5,800,000

Wells Fargo Bank, N.A.	$11,600,000	$5,800,000

BMO Harris Financing, Inc.	$7,800,000	$3,900,000

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” New York Branch	$7,800,000	$3,900,000

Santander Bank, N.A.	$7,800,000	$3,900,000

Sumitomo Mitsui Banking Corporation, NY Branch	$6,550,000	$3,275,000

Natixis, New York Branch	$5,200,000	$2,600,000

The Huntington National Bank	$5,000,000	$2,500,000

Credit Agricole Corporate and Investment Bank	$4,550,000	$2,275,000

Regions Bank	$4,200,000	$2,100,000

Cadence Bank, N.A.	$3,000,000	$1,500,000

Blue Hills Bank	$2,500,000	$1,250,000